June 25, 1996
Security and Exchange Commission
Judiciary Plaza
450 5th Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the 1996 Annual Meeting of Stockholders of Swank, Inc. (the "Company") scheduled to be held on July 31, 1996, enclosed is the Company's definitive proxy statement, proxy card and Schedule 14a.

                                   Very truly yours,

                                   Swank, Inc.

                                   By /s/ Andrew C. Corsini

                         SCHEDULE 14A
           INFORMATION REQUIRED IN PROXY STATEMENT

                   SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securties Exchange Act of
                                     1934
                              (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Solicting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               Swank, Inc.
               -----------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                    Jeffrey Messier, Assistant Controller
               -----------------------------------------------
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securites to which transaction applies:

      2. Aggregate number of securites to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

      4. Proposed maximum aggregate value of transaction:

      5. Total fee paid:

[ ] Fee paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

      2. Form, Schedule or Registration Statement No.:

      3. Filing Party:

      4. Date Filed:

- ------------------------------------------------

SWANK, INC.   6 Hazel Street, Attleboro, Massachusetts 02703


Notice of Annual Meeting of Stockholders

         The 1996 Annual Meeting of Stockholders of SWANK, INC. (the "Company") will be held at the Company's offices at 6 Hazel Street, Attleboro,
Massachusetts, on July 31, 1996 at 11:00 o'clock A.M. local time, for the purpose of considering and acting upon the following:

         1.The election of two (2) Class I directors to serve on the Company's Board of Directors;

         2.The approval of the appointment of Coopers & Lybrand, L.L.P. as the independent accountants of the Company for the year 1996; and

         3.The transaction of such other business as may properly come before the meeting.

         Only holders of record of Common Stock at the close of business on June 24, 1996 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.




                             By Order of the Board of Directors


                             Andrew C. Corsini,
                             Secretary





Dated:  June 26, 1996








ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

SWANK, INC.   6 Hazel Street, Attleboro, Massachusetts 02703



PROXY STATEMENT
1996 Annual Meeting of Stockholders
July 31, 1996





         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SWANK, INC. (the "Company") of proxies in the form enclosed for use at the Company's 1996 Annual Meeting of Stockholders (the "Meeting") which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice, and at any adjournment or postponement thereof. Any stockholder giving a proxy has the power to revoke the same at any time before it is voted. All expenses in connection with the solicitation of proxies will be borne by the Company. Proxies may be solicited by certain officers and employees of the Company by mail, telephone, telecopier, telegraph or personal interview.

         The outstanding voting securities of the Company at the close of business on June 24, 1996, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, consisted of 16,509,523 shares of Common Stock, $.10 par value per share ("Common Stock"), each of which is entitled to one vote. A majority of the outstanding shares entitled to vote, present in person or by proxy, constitutes a quorum for the purposes of the Meeting. This Proxy Statement and the accompanying form of proxy will be mailed or otherwise furnished on or about June 26, 1996 to all stockholders of record at the close of business on June 24, 1996.




OWNERSHIP OF VOTING SECURITIES

     The following table sets forth information as of June 14, 1996 with respect to each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Common Stock:

- --------------------------------------------------------------------------------
                Name and            Amount and
                Address of          Nature of        Percent
Title of        Beneficial          Beneficial       of
Class           Owner               Ownership        Class
- --------------------------------------------------------------------------------
Common Stock    The New Swank, Inc. 10,313,372(1)(2) 62.5%
                Retirement Plan
                90 Park Avenue
                New York, NY 10016

Common Stock    Marshall Tulin      5,656,160(3)(4)  33.8%
                90 Park Avenue
                New York, NY 10016

Common Stock    John Tulin          5,191,623(3)(5)  31.1%
                90 Park Avenue
                New York, NY 10016

Common Stock    Raymond Vise        4,808,269(3)(6)  29.1%
                8 El Paseo
                Irvine, CA 92715
- --------------------------------------------------------------------------------



(1) The Company has merged its Employee Stock Ownership Plan No. 1 ("ESOP I"), Employee Stock Ownership Plan No. 2 ("ESOP II") and Savings Plan into one plan, The New Swank, Inc. Retirement Plan (the "Retirement Plan"). This amount includes (a) 5,521,509 shares of Common Stock allocated to participants' ESOP I accounts in the Retirement Plan and as to which such participants may direct the trustees of the Retirement Plan as to voting on all matters, (b) an additional 187,053 shares of Common Stock allocated to participants' ESOP I accounts in the Retirement Plan as to which such participants may direct the trustees, as described below, as to voting on certain significant corporate events such as mergers, consolidations, recapitalizations, reclassifications, liquidations, dissolutions or sales of substantially all of a trade or business of the Company (collectively, "Significant Corporate Events"), (c) an additional 92,306 of such shares allocated to the accounts of former employees, subject to forfeiture, and able to be voted by the trustees on all matters on which stockholders may vote and (d) 1,167,610 shares of Common Stock not allocated to participants in ESOP I, which the trustees may vote in their sole discretion on all matters on which stockholders may vote, except that, in the case of voting on Significant Corporate Events, the trustees will vote such shares in the same proportion as shares as to which voting instructions are received.

(2) This amount also includes 2,685,483 shares of Common Stock allocated to participants' ESOP II accounts in the Retirement Plan as to which participants may direct the trustees as to voting only on Significant Corporate Events and as to which the trustees may vote on all other matters in their discretion. Shares allocated to ESOP II accounts as to which no voting instructions are received are required to be voted in the same proportion as shares allocated to ESOP II accounts as to which voting instructions are received. This amount also includes 659,411 shares held in the 401(k) accounts under the Retirement Plan, as to which participants may direct the trustees as to voting on all matters and may be disposed of in the discretion of the trustees.

(3) The trustees of the Retirement Plan are Marshall Tulin, Chairman of the Board and a director of the Company, John A. Tulin, President and a director of the Company and Raymond Vise, a director of the Company. This amount includes
(a) 1,167,610  shares of Common Stock not allocated to  participants  in ESOP I,
(b) 187,053 allocated shares held in ESOP I accounts as to which the trustees have sole voting power (see footnote 1 above), (c) 92,306 shares of Common Stock allocated to the accounts of former employees but voted by the trustees (see footnote 1 above), (d) 2,685,483 shares held in ESOP II accounts as to which the trustees have sole voting power (see footnote 2 above) and (e) 659,411 shares held in the 401(k) accounts (see footnote 2 above).

(4) This amount includes 343,022 shares owned by Mr. Tulin's wife. Mr. Tulin disclaims beneficial ownership of these shares. This amount also includes 211,209 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the Company's 1981 Stock Option Plan (the "1981 Plan") and its 1987 Incentive Stock Option Plan (the "1987 Plan") (collectively, the "Plans").

(5) This amount includes 3,180 shares owned by Mr. Tulin's wife. Mr. Tulin disclaims beneficial ownership of these shares. This amount also includes 192,209 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the Plans.

(6) This amount includes 10,000 shares which Mr. Vise has the right to acquire within 60 days through the exercise of stock options granted under the 1994 Non-Employee Director Stock Option Plan (the "1994 Plan").

    The following table sets forth information at June 14, 1996 with respect to the beneficial ownership of the Company's Common Stock by (a) each director and each nominee for election as a director of the Company, (b) each executive officer named in the Summary Compensation Table and (c) all directors and executive officers of the Company as a group (13 persons). Unless otherwise indicated, each person named below and each person in the group named below has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by such person or such group.
- -------------------------------------------------------------------------------
                         Amount and Nature of    Percent of
Beneficial Owner         Beneficial Ownership    Class
- -------------------------------------------------------------------------------
Mark Abramowitz                   12,600 (1)    Less than 1%
John J. Macht                      5,000 (1)    Less than 1%
James Tulin                      244,430 (2)            1.5%
John Tulin                     5,191,623 (3)           31.1%
Marshall Tulin                 5,656,160 (4)           33.8%
Raymond Vise                   4,808,269 (5)           29.1%
Lewis Valenti                    224,839 (6)            1.3%
Melvin Goldfeder                 278,771 (7)            1.7%
Richard S. Blum                  211,867 (8)            1.3%
Eric P. Luft                      58,414 (9)    Less than 1%
All directors and executive
officers as a group(13 persons)7,558,564(10)           42.2%
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(1) Includes 10,000 and 5,000 shares which Mssrs. Abramowitz and Macht, respectively, have the right to acquire within 60 days through the exercise of stock options.

(2) Includes 184,325 shares which Mr. Tulin has the right to acquire within 60 days through the exercise of stock options granted under the Plans and 60,105 shares of Common Stock allocated to his ESOP I account and 401(k) account under the Retirement Plan.

(3) This amount includes the shares referred to in footnotes 3 and 5 to the first table above under "Ownership of Voting Securities."

(4) This amount includes the shares referred to in footnotes 3 and 4 to the first table above under "Ownership of Voting Securities."

(5) This amount includes the shares referred to in footnote 3 and 6 to the first table above under "Ownership of Voting Securities."

(6) This amount includes 171,825 shares which Mr. Valenti has the right to acquire within 60 days through the exercise of stock options granted under the Plans and 53,014 shares of Common Stock allocated to his ESOP I account and 401(k) account under the Retirement Plan.

(7) This amount includes 184,325 shares which Mr. Goldfeder has the right to acquire within 60 days through the exercise of stock options granted under the Plans and 47,250 shares of Common Stock allocated to his ESOP I account and 401(k) account under the Retirement Plan.

(8) This amount includes 169,325 shares which Mr. Blum has the right to acquire within 60 days through the exercise of stock options granted under the Plans and 42,542 shares of Common Stock allocated to his ESOP I account and 401(k) account under the Retirement Plan.

(9) This amount includes 15,000 shares which Mr. Luft has the right to acquire within 60 days through the exercise of stock options granted under the Plans and 43,414 shares of Common Stock allocated to his ESOP I account and 401(k) account under the Retirement Plan.

(10) This amount includes the shares referred to in footnote 3 to the first table above under "Ownership of Voting Securities." This amount also includes 1,404,725 shares of Common Stock which directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options granted under the Plans and the 1994 Plan.

         Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, officers, directors and holders of more than 10% of the outstanding shares of Common Stock are required to file periodic reports of their ownership of, and transactions involving, the Common Stock with the Securities and Exchange Commission. Based solely on its review of copies of such reports received by the Company or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that its reporting persons have complied with all Section 16 filing requirements applicable to them with respect to the Company's fiscal year ended December 31, 1995. The Company is not aware of any filing delinquencies from prior fiscal years.

I.  Nominees for Election as Directors

         The Company's By-laws divide the Board of Directors into three classes, designated as Class I, Class II and Class III, with each class to be as nearly equal in number as possible. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those in the class whose terms expire at such annual meeting.

         On June 1, 1996, William B. MacLeod, a Class I director whose term of office would have expired at the Meeting, passed away. At his death, there was one remaining Class I director, three Class II directors and two Class III directors. In order to meet the requirement of the By-laws that each Class of directors of the Company be as nearly equal in number as possible, Mark Abramowitz, a Class II director whose term of office would have continued until the 1997 annual meeting of stockholders, agreed to be reclassified as a Class I director and to stand for re-election at the Meeting. The number of directors comprising the entire Board is now fixed at six, consisting of three classes of two directors each.

         Accordingly, Mark Abramowitz and James Tulin have been nominated to serve as Class I directors for a term expiring at the 1999 annual meeting of stockholders, with each such director to hold office until his successor shall be elected and qualify.

         The following sets forth certain information about each nominee for election as a director of the Company and each director whose term of office will continue after the annual meeting, including his principal occupation or employment. Unless otherwise indicated thereon, all proxies received will be voted in favor of the election of the nominees for election as directors. Should any of the nominees not remain a candidate at the time of the annual meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for any substitute nominees. The affirmative vote of a plurality of votes cast at the annual meeting is required to elect directors.

Nominees:

Mark Abramowitz (2)(3) - Class I

     Mr. Abramowitz, who is 60 years old, has been a partner in the law firm of Parker Chapin Flattau & Klimpl, LLP for more than the past five years. The firm is general counsel to the Company. Mr. Abramowitz became a director in 1987.

James Tulin (1) - Class I

     Mr. Tulin, who is 45 years old, is a Senior Vice President of the Company. He joined the Company in 1974, became a Regional Sales Manager in 1978 and was elected a Vice President in 1985 and a Senior Vice President in 1986. Mr. Tulin became a director in 1985.

Directors whose term of office will continue after the annual meeting:

John J. Macht - Class II

     Mr. Macht, who is 59 years old , has been President of The Macht Group, a marketing and retail consulting firm, since July 1992. From April 1991 until July 1992 Mr. Macht served as Senior Vice President of Jordan Marsh department stores, a division of Federated Department Stores. Mr. Macht became a director in December 1995.

John Tulin (1) - Class II

     Mr. Tulin, who is 49 years old, is President of the Company. He joined the Company in 1971. He was elected a Vice President in 1974, a Senior Vice President in 1979, Executive Vice President in 1982 and President on October 24, 1995. Mr. Tulin became a director in 1975.

Marshall Tulin (1) - Class III

     Mr. Tulin, who is 78 years old, is Chairman of the Board of the Company. He joined the Company in 1940, was elected a Vice President in 1954, President in 1957 and Chairman of the Board on October 24, 1995. Mr. Tulin became a director in 1956.

Raymond Vise (1)(2)(3) - Class III

     Mr. Vise, who is 74 years old, served as Senior Vice President of the Company for more than five years prior to his retirement in 1987. Mr. Vise became a director in 1963.

(1) Member of the Executive Committee of the Board.

(2) Member of the Audit Committee of the Board. There were 2 meetings of this committee during the last fiscal year. This committee reviews the Company's financial statements with the independent accountants prior to their submission to the Board, recommends to the Board the appointment of the independent accountants, reviews the performance and scope of services to be provided by the independent accountants and reviews the adequacy of internal accounting procedures and controls.

(3) Member of the Executive Compensation Committee of the Board. There was 1 meeting of this committee during the last fiscal year. This committee recommends the annual compensation, including bonuses, for the 3 executive officers of the Company who are also directors, each of whom has an employment agreement with the Company (see "Remuneration and Related Matters"), and for the Company's Chief Financial Officer.

         There were 6 meetings of the Board during the last fiscal year. Each of the directors attended at least 75% of the aggregate of all such Board meetings and all meetings held by the committees of the Company on which he served. The Company does not have any nominating or similar committee.

         There are no family relationships among any of the persons listed above or among any of such persons and any of the other executive officers of the Company, except that James Tulin and John Tulin are sons of Marshall Tulin.

Remuneration and Related Matters


         The following table sets forth certain summary information concerning compensation during the fiscal year ended December 31, 1995 with respect to each person who served as the Company's Chief Executive Officer and each of the other
4 most highly compensated executive officers of the Company:

- --------------------------------------------------------------------------------
         I. Summary Compensation Table
- --------------------------------------------------------------------------------
                           ANNUAL
                      COMPENSATION
- --------------------------------------------------------------------------------
                                          OTHER     ALL
NAME AND                                  ANNUAL    OTHER
PRINCIPAL                                 COMPEN-   COMPEN-
POSITION          YEAR  SALARY     BONUS  SATION    SATION (8)
- --------------------------------------------------------------------------------
Marshall Tulin (1) 1995 $360,000   $   -0-            $ 462
 Chairman of       1994  360,000   250,000           18,489
 the Board         1993  360,000   243,000           18,908

John Tulin (2)     1995  220,000       -0-$36,188(7)    462
 President         1994  220,000   185,000           18,189
                   1993  215,000   150,000           18,408

Lewis Valenti (3)  1995  125,000   194,676            2,262
 Senior Vice       1994   80,000   294,110           17,789
 President         1993   80,000   263,479           16,908

Melvin Goldfeder(4)1995   95,000   130,661            2,262
 Senior Vice       1994   95,000   124,856           12,689
 President         1993  135,000    94,990           13,808

Richard S. Blum (5)1995  110,000    99,279            2,262
 Senior Vice       1994  110,000    78,240           11,689
 President         1993  107,500    68,420            8,779

Eric P. Luft (6)   1995  135,000   110,352            2,262
 Senior Vice       1994  135,000   172,527           16,089
 President         1993  132,500   114,135           10,490
- --------------------------------------------------------------------------------


(1) Marshall Tulin served as President and Chief Executive Officer until October 25, 1995, when he was elected Chairman of the Board. Mr. Tulin has an employment agreement with the Company which terminates on June 30, 1998 providing for a salary at the rate of $360,000 per annum.

(2) John Tulin served as Executive Vice President of the Company until October 25, 1995, when he was elected President and Chief Executive Officer. Mr. Tulin has an employment agreement with the Company which terminates on December 31, 1998 providing for a salary at the rate of $220,000 per annum.

(3) The bonus amounts shown for Lewis Valenti include sales commissions in the amounts of $139,214, $234,110 and $213,479 for the years 1995, 1994 and
1993, respectively.

(4) The bonus amounts shown for Melvin Goldfeder include sales commissions in the amounts of $130,661, $109,856 and $94,990 for the years 1995, 1994 and
1993, respectively.

(5) The bonus amounts shown for Richard S. Blum include sales commissions in the amounts of $99,279, $68,240 and $58,420 for the years 1995, 1994 and 1993, respectively.

(6) The bonus amounts shown for Eric P. Luft include sales commissions in the amounts of $110,352, $107,527 and $74,135 for the years 1995, 1994 and 1993, respectively.

(7) This amount includes automobile lease payments of $18,929 and a travel allowance of $9,450. Except as set forth for John Tulin for fiscal 1995, perquisites and other personal benefits did not exceed the lessor of $50,000 or 10% of reported annual salary and bonus for any of the executive officers named in the "Summary Compensation Table".

(8) The amounts set forth for 1995, 1994 and 1993, represent allocations under certain benefit plans of the Company as follows:

- -------------------------------------------------------------------------------
                                            DEFERRED
                    RETIREMENT PLAN          COMPEN-
             ESOP I     ESOP II   401(k)      SATION
             ACCOUNTS  ACCOUNTS   ACCOUNTS      PLAN   TOTAL
- -------------------------------------------------------------------------------
1995
- ----
Marshall  Tulin  $ 359     $ 53     $ 50               $ 462
John Tulin         359       53       50                 462
Lewis Valenti      359       53       50     $ 1,800   2,262
Melvin
    Goldfeder      359       53       50       1,800   2,262
Richard S. Blum    359       53       50       1,800   2,262
Eric P. Luft       359       53       50       1,800   2,262

1994
- ----
Marshall  Tulin  4,836      153               13,500  18,489
John Tulin       4,836      153               13,200  18,189
Lewis Valenti    4,836      153    1,800      11,000  17,789
Melvin
    Goldfeder    4,836      153    1,800       5,900  12,689
Richard S. Blum  4,836      153    1,800       4,900  11,689
Eric P. Luft     4,836      153    1,800       9,300  16,089

1993
- ----
Marshall  Tulin  3,865      258    1,285      13,500  18,908
John Tulin       3,865      258    1,285      13,000  18,408
Lewis Valenti    3,865      258    1,285      11,500  16,908
Melvin
    Goldfeder    3,865      258    1,285       8,400  13,808
Richard S. Blum  2,713      181    1,285       4,600   8,779
Eric P. Luft     2,817      188    1,285       6,200  10,490
- -------------------------------------------------------------------------------

         Each director who is not also an employee of, or counsel or a consultant to, the Company receives a fee of $2,000 per meeting of the Board and of committees of the Board attended by him. In addition, pursuant to the terms of the 1994 Plan, each director who is not also an employee of the Company or any subsidiary of the Company in office immediately following each annual meeting of stockholders at which directors are elected will, effective on the date such annual meeting is held, automatically be granted an option to purchase 5,000 shares of Common Stock. During the fiscal year ended December 31, 1995, Messrs. Abramowitz, MacLeod and Vise were each granted an option to purchase 5,000 shares of Common Stock at an exercise price per share of $1.28125, the fair market value per share of Common Stock on the date of the grant.

         John Macht was granted an option to purchase 5,000 shares of Common Stock on December 12,1995, the date he was elected a director, at an exercise price per share of $.804675, the fair market value per share of Common Stock on that date.

         Robert Tulin (who is the brother of Marshall Tulin and uncle of John Tulin and James Tulin) was employed by the Company during 1995. Robert Tulin is the director of advertising and is responsible for coordinating the production of the Company's merchandise catalogs. Aggregate compensation paid Robert Tulin by the Company for services rendered during 1995 amounted to $90,000.

         The Company has entered into termination agreements with Messrs. Marshall Tulin, John Tulin, Lewis Valenti, Melvin Goldfeder, Richard S. Blum and Eric P. Luft which expire on December 31, 1998. In the event of a change in control (as defined in such agreements) of the Company during the term of such agreements followed by a significant change in the duties, powers or conditions of employment of any such officer, the officer may within 2 years thereafter terminate his employment and receive a lump sum payment equal to 2.99 times such officer's "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")).

         In 1983 the Company terminated its pension plans covering salaried employees and salesmen and purchased annuities from the assets of those plans to provide for the payment (commencing at age 62) of accrued benefits of those employees who were not entitled to or did not elect to receive lump sum payments. The accrued annual benefits for Messrs. John Tulin, Lewis Valenti, Melvin Goldfeder, and Richard S. Blum are $13,116, $12,731, $10,991, and $13,208, respectively.


         During the Company's fiscal year ended December 31, 1995, no stock options were granted to any executive officers named in the Summary Compensation
Table. The following table sets forth certain information with respect to the exercise of stock options by such executive officers and the number and value of unexercised options held by them as of December 31, 1995:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                Number of
                                Securities        Value of
                                Underlying     Unexercised
                 (#)            Unexercised    In-the-Money
               Shares           Options at     Options at
               Acquired   ($)   FY-End (#)     FY-End ($)
                 On       Value Exercisable/   Exercisable/
 Name         Exercise  RealizedUnexercisable  Unexercisable
- -------       --------- ---------------------  -------------
 Marshall Tulin                 211,209 / 0       0 / 0
 John Tulin      19,000 $12,482 192,209 / 0       0 / 0
 Lewis Valenti                  171,825 / 0       0 / 0
  Melvin
   Goldfeder                    184,325 / 0       0 / 0
Richard S. Blum                 169,325 / 0       0 / 0
Eric P. Luft                     15,000 / 0       0 / 0


         The Company's Executive Compensation Committee consists of Raymond Vise, a former Senior Vice President of the Company, and Mark Abramowitz. The members of the Company's Stock Option Committee and the Company's Incentive Share Committee are Mr. John J. Macht and Mr. Vise. Until his death on June 1, 1996, William B. MacLeod also served as a member of the Executive Compensation Committee, the Stock Option Committee and the Incentive Share Committee. Ronald Vise (who is the son of Raymond Vise) was employed by the Company during 1995 as a commissioned salesman. Aggregate compensation paid to Ronald Vise for services rendered during 1995 amounted to $183,419. Mark Abramowitz is a partner in the law firm of Parker Chapin Flattau & Klimpl, LLP, which is retained by the Company to provide legal services.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT  OF  BOARD AND COMPENSATION COMMITTEES

         The Executive Compensation Committee of the Board of Directors, which is comprised of two non-employee directors of the Company, determines, to the extent not fixed pursuant to the terms of applicable employment agreements, the compensation (other than through the grant of stock options) of the Chief Executive Officer, other employee members of the Board of Directors, and the Company's Chief Financial Officer. The entire Board of Directors is responsible for developing executive compensation policies for the Company's other executive officers. The Stock Option Committee, which is comprised of two non-employee directors, administers the Company's 1981 Plan and 1987 Plan. The Incentive Share Committee, which is comprised of two non-employee directors, administers the Company's Incentive Share Plan (the "Incentive Plan").

         The main objectives of the Company's executive compensation structure include rewarding individuals for their respective contributions to the
Company's  performance,  providing  executive  officers  with  a  stake  in  the long-term  success  of the  Company  and  providing  compensation  programs  and policies that will attract and retain qualified executive personnel. Historically, the members of the Board of Directors and the Executive Compensation, Stock Option and Incentive Share Committees have chosen to achieve these objectives through salary increases, bonuses under the Company's incentive compensation program, contractual protections against changes in or loss of employment in case of a change of control of the Company and periodic stock option grants.

         The Board of Directors and the Executive Compensation, Stock Option and Incentive Share Committees believe that their deliberations should include, among other things, due consideration to the performance of the Company, as well as compensation levels in competing companies, individual contributions and the executives' respective lengths of service with the Company. The salaries of Marshall Tulin and John Tulin, each of whom served as Chief Executive Officer of the Company during a portion of the fiscal year ended December 31, 1995, were fixed pursuant to employment agreements. The Executive Compensation Committee did not award bonus compensation to either Marshall Tulin or John Tulin and no stock options were granted by the Stock Option Committee to either executive officer during fiscal 1995, primarily due to the disappointing fiscal 1995 operating results of the Company compared to fiscal 1994.

         Compensation through the periodic grant of stock options under the Company's stock option plans is intended to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the price of Common Stock and the long-term success of the Company. No stock options were granted to any executive officer of the Company during fiscal 1995.

BOARD               EXECUTIVE          STOCK OPTION
OF                  COMPENSATION       AND  INCENTIVE
DIRECTORS           COMMITTEE          SHARE  COMMITTEES
- ---------           ---------          -----------------
Mark Abramowitz     Mark Abramowitz     John J. Macht
John J. Macht       Raymond Vise        Raymond Vise
James Tulin
John Tulin
Marshall Tulin
Raymond Vise

PERFORMANCE GRAPH
                    COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                      OF COMPANY, PEER GROUP, AND BOARD MARKET
- --------------------------------------------------------------------------------
                                          FISCAL YEAR ENDING
COMPANY             1990       1991      1992       1993     1994       1995
- --------------------------------------------------------------------------------
SWANK, INC           100     115.38    123.08     146.15   130.77      92.31
PEER GROUP           100     129.53    199.90     265.81   152.07     185.17
BROAD MARKET         100     128.38    129.64     155.50   163.26     211.77


                    ASSUMES $100 INVESTED ON JANUARY 1, 1991
                           ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1995


         The peer group includes companies that compete with the Company in one or more of its product categories as well as companies in similar industries. The peer group includes: Jaclyn, Inc., Comforce Corp. (formerly The Lori Corporation) and Salant Corp.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

II.  Approval of Independent Accountants

         There will also be brought up for consideration at the Meeting the approval of the appointment of accountants to perform the annual audit for the fiscal year ending December 31, 1996. Subject to the action of the stockholders at the Meeting, the Board has appointed the firm of Coopers & Lybrand, L.L.P., certified public accountants, as the independent accountants to audit the financial statements of the Company for the current fiscal year. They have been the Company's accountants since 1952. The board recommends their approval. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

         In order to be included in the proxy materials for the 1997 Annual Meeting of Stockholders of the Company, stockholder proposals must be received by the Company on or before February 27, 1997.

GENERAL

         The accompanying proxy will be voted as specified by stockholders. If no specification is made, it is intended that the proxy will be voted FOR the election of directors and FOR the approval of the appointment of Coopers & Lybrand, L.L.P. as the independent accountants of the Company.

         Shares of Common Stock that are voted to abstain and broker non-votes will be considered present at the Meeting in determining the presence of a quorum. Shares abstaining with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to such matter.

         The Board does not know of any other matter to be brought before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.




                  By Order of the Board of Directors




                  Andrew C. Corsini
                  Secretary

                  June 26, 1996

         6 HAZEL STREET, ATTLEBORO, MASSACHUSETTS 02703
             NOTICE OF ANNUAL MEETING OF STCKHOLDERS

     THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby constitutes and appoints Marshall Tulin and John Tulin, and each of them, with full power of substitution, the attorneys and proxies of the undersigned, to attend the 1996 Annual Meeting of Stockholders of SWANK,INC. (the "Company") to be held at the Company's offices at 6 Hazel Street,Attleboro, Massachusetts, on July 31, 1996 at 11:00 A.M. local time, and all adjourments thereof, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote upon the following matters:

              (PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)


/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

1. Election of two (2) Class I directors to serve on the Company's Board of
   Directors:

   NOMINEES:Mark Abramowitz
            James Tulin

               FOR                  WITHHOLD AUTHORITY
        (except as indicated to     TO VOTE FOR
         the contrary below)
               / /                      / /


FOR, EXCEPT VOTES WITHHELD FROM THE FOLLOWING NOMINEE(S)


- -----------------------------------------------------------

2. The approval of the appointment of Coopers & Lybrand, L.L.P. as the Independent acountants of the Company for the year ended 1996; and

          FOR            AGAINST             ABSTAIN
          / /              / /                 / /


3. The transaction of such other business as may properly come before the meeting


UNLESS OTHERWISE INDICATED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRCTOR, "FOR" ITEM 2 AND WITH DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THIS FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

SIGNATURE_____________________________________________ DATE___________________



SIGNATURE_____________________________________________ DATE___________________

               (SIGNATURE, IF HELD JOINTLY)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, exector, administrator, trustee, guardian or corporate officer, please give full title as such.